UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2022

Sypris Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24020	61-1321992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Bullitt Lane, Suite 450
Louisville, Kentucky		40222
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (502) 329-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SYPR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2022, Sypris Solutions, Inc. (the “Company”) announced the appointment of Richard L. Davis, the Company’s Vice President, to the position of Vice President and Chief Financial Officer effective as of October 12, 2022. Mr. Davis will remain located in Louisville, Kentucky and will report to Jeffrey T. Gill, the Company’s Chairman, President and Chief Executive Officer.

Mr. Davis, age 68, has served as Vice President of Sypris since January 2018 and as Vice President Audit and Compliance from August 2015 to December 2017. Prior to 2017, Mr. Davis served in a number of increasingly responsible executive roles since joining the Company in 1985. Mr. Davis holds a BS degree in Business Administration from Indiana University and an MBA from the University of Louisville. He is also a certified public accountant in the state of Kentucky.

Mr. Davis will succeed Anthony C. Allen, the Company’s current Vice President, Chief Financial Officer and Treasurer, who will serve as the Vice President and Treasurer of the Company effective as of October 12, 2022. Mr. Allen will continue to serve in his current position and will receive his current salary and other compensation and benefits until October 12, 2022.

Mr. Davis will not receive any increase in his compensation as a result of this appointment. However, the Compensation Committee may determine to change his compensation in the future. There are no arrangements or understanding between Mr. Davis and any other person, other than his ongoing employment with the Company, pursuant to which Mr. Davis was selected as an officer. Additionally, there are no family relationships between Mr. Davis and any director or other officer of the Company, and there are no transactions which the Company is a party and which Mr. Davis has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing the Company’s Chief Financial Officer transition plan is filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press release issued March 14, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2022	Sypris Solutions, Inc.

	By:	/s/ Anthony C. Allen
Anthony C. Allen
Vice President and Chief Financial Officer